 Exhibit 32.2

CERTIFICATION PURSUANT TO 18 U.S.C. SECTIONS 1350 AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACTS OF 2002

In connection with the Quarterly Report of Catalyst Resource Group, Inc. (the "Company") on Form 10-Q for the quarter ending September 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), Henry Fahman, Interim Chief Financial Officer of the Company, certifies to the best of his knowledge, pursuant to ss. 906 of the Sarbanes-Oxley Act of 2002, that:

    1. The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

    2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 21, 2011 CATALYST RESOURCE GROUP, INC.

By: /s/ Henry Fahman

Henry Fahman

Interim Chief Financial Officer